Resolution Amending the Supplemental Benefit (Excess) Plan
 to cease accruals and freeze participation

JOHN WILEY & SONS, INC.

WHEREAS, John Wiley & Sons, Inc. (hereinafter referred to as the “Company”) maintains the John Wiley & Sons, Inc. Supplemental Benefit Plan (hereinafter referred to as the “Excess Plan”) to provide supplemental benefits to certain participants in the Employees’ Retirement Plan of John Wiley & Sons, Inc.  (the “Retirement Plan”) whose benefits under the Retirement Plan are limited by the provisions of Section 4.08 of the Retirement Plan and Section 415(b) of the Internal Revenue Code of 1986, as amended (the “Code”) and/or Section 1.12 of the Retirement Plan and Section 401(a)(17) of the Code;

WHEREAS, pursuant to Section 9.9 of the Excess Plan, the Board of Directors of the Company reserves the right to amend the Excess Plan from time to time subject to certain conditions not here relevant; and

WHEREAS, the Company has amended the Retirement Plan to freeze participation and all benefit accruals thereunder effective as of June 30, 2013 and deems it advisable at this time to amend the Excess Plan to freeze participation and all benefit accruals thereunder effective as of June 30, 2013.

NOW, THEREFORE, be it

RESOLVED, that the Excess Plan be, and it hereby is, amended, effective as of June 30, 2013, to (i) freeze participation under said Plan and (ii) cease all benefit accruals under said Plan so as to provide that the amount of each Participant’s Supplemental Benefit determined under the provisions of Section 4.1 of the Excess Plan shall be frozen as of June 30, 2013;

and be it further

RESOLVED, that it is the Company’s intention to continue to operate the Excess Plan in compliance with the provisions of Section 409A of the Code and any regulations or other guidance issued thereunder;

and be it further

RESOLVED, that the Senior Vice President, Human Resources of the Company be and hereby is authorized and empowered to take any actions on the advice of counsel which may be necessary or appropriate to implement the intent of the foregoing resolutions.